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Exhibit 99(a)

RESTATED CERTIFICATE OF INCORPORATION

of

METHODE ELECTRONICS, INC.

        It is hereby certified that:

        1.     The present name of the corporation (hereinafter called the "corporation") is Methode Electronics, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is April 27, 1966.

        2.     The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Methode Electronics, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

        3.     The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

        FIRST. The name of the corporation is Methode Electronics, Inc.

        SECOND. Its principal office in the state of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

        To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

        FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 55,050,000 shares of which 50,000 shares of the par value of $100.00 per share are to be Preferred Stock (hereinafter called "Preferred Stock"), 50,000,000 shares of the par value of $0. 50 per share are to be Class A Common Stock (hereinafter sometimes called "Class A Stock") and 5,000,000 shares of the par value of $0.50 per share are to be Class B Common Stock (hereinafter sometimes called "Class B Stock"). (The Class A Stock and the Class B Stock are sometimes hereinafter collectively called "Common Stock").

PART A

        (1)   The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of

Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

          (a)   The designation of such series.

          (b)   The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative.

          (c)   Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d)   The terms and amount of any sinking fund, if any, provided for the purchase or redemption of the shares of such series.

          (e)   Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (f)    The voting rights, if any, of such series; provided, however, that the Board of Directors may not limit the rights of the holders of Class A Stock set forth in paragraphs (3) (i) (A) and (3) (i) (D) of Part C hereof in determining the voting rights of any series of Preferred Stock.

          (g)   The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h)   The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

        (2)   Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

        (3)   Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinabove provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

        (4)   Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise, may by resolution or resolutions of the Board of Directors be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

        (5)   Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

PART B

        No holder of shares of the Common Stock or the Preferred Stock of the corporation shall be entitled, as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

        The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock and/or of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, not less than its par value, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Common Stock and/or of the Preferred Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

PART C

        The powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the stock of the corporation are fixed as follows:

        (1)   Dividends.    Subject to subparagraph (2), whenever a dividend is paid to the holders of Class B Stock, the corporation also shall pay to the holders of Class A Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Stock. Subject to subparagraph (2), the corporation may pay dividends to holders of Class A Stock in excess of dividends paid, or without paying dividends to, holders of Class B Stock. Dividends shall be payable only out of earnings or assets of the corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors.

        (2)   Share Distributions.    If at any time a distribution is to be paid in Class B Stock, Class A Stock or any other securities of the corporation, (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

          (A)  So long as no shares of Class A Stock have been issued or are outstanding, a share distribution consisting of Class A Stock may be declared and paid to holders of Class B Stock.

          (B)  Following declaration and payment of the share distribution described in subparagraph (2) (A) above, only the following share distributions may be declared and paid:

              (i)  a share distribution consisting of Class A Stock to holders of Class A Stock only, or to holders of Class A Stock and Class B Stock;

             (ii)  a share distribution consisting of Class B Stock to holders of Class B Stock only, but in any such event there shall also be a simultaneous share distribution to holders of Class A Stock consisting of an equivalent number of shares of Class A Stock; and

            (iii)  a share distribution consisting of any other class of securities of the corporation, other than Common Stock, to the holders of such class of securities only, or to the holders of such class of securities, the holders of Class A Stock and the holders of Class B Stock.

        (3)

              (i)  Voting.    The holders of Class B Stock shall have exclusive voting power prior to the issuance of Class A Stock and thereafter voting power shall be divided between such classes as follows:

              (A)  With respect to the election of directors, the holders of the Class A Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors (including for all purposes any number of the Board of Directors which are entitled to be elected by the holders of any series of Preferred Stock authorized and issued after September 23, 1982 and, if 25% of the number of directors which constitutes the members of the Board of Directors is not a whole number, then the holders of Class A Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25%- of such membership. Holders of Class B Stock voting as a separate class shall be entitled to elect the remaining directors.

              (B)  The holders of Class A Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Stock, and the holders of Class B Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Stock.

              (C)  In addition to the voting rights conferred in paragraphs (3)(i)(A), (3)(i)(B) and (3)(i)(D) hereof, the holders of the Class A Stock and the holders of the Class B Stock shall be entitled to vote as separate classes on such other matters as may be required by law to be submitted to such holders voting as separate classes.

              (D)  Any vacancy in the office of a director elected by the holders of the Class A Stock may be filled by a vote of such holders, voting as a separate class, and any vacancy in the office of a director elected by the holders of Class B Stock may be filled by a vote of such holders, voting as a separate class or, in the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors elected by the particular class of Common Stock. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified. If permitted by the By-Laws and/or applicable law, the Board of Directors may increase the number of directors, and any vacancy so created may be filled by the Board of Directors; provided that, so long as the holders of Class A Stock have the rights provided in paragraphs (3)(i)(A) and (3)(i)(D) hereof as of the date of the last preceding annual meeting of stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that at least 25°s of the enlarged Board consists of Directors elected by the holders of the Class A Stock or by persons approved to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Class A Stock, except that the foregoing rights shall not apply to any enlargements of the Board of Directors by the holders of any series of Preferred Stock issued and outstanding on September 23, 1982. The remaining directors of the enlarged Board shall be elected by the holders of the Class B Stock or by persons approved to fill vacancies created by the death, resignation or dismissal of persons elected by the holders of the Class B Stock.

              (E)  The holders of Class A and Class B Stock shall, in all matters not specified in Sections (A), (B), (C) and (D) of this paragraph (3)(i), vote together as a single class; provided that the holders of Class A Stock shall have one-tenth (1/10 of 1) vote per share and the holders of Class B Stock shall have one (1) vote per share.

              (F)  Subject to paragraph (3)(i)(G) below, but notwithstanding anything else to the contrary contained herein, the Class A Stock will not have the rights to elect directors as set forth in paragraphs (3)(i)(A) and (3)(i)(D) hereof if, as of the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class A Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B Stock. In such case, but subject to the rights of any series of Preferred Stock issued and outstanding on September 23, 1982, all directors to be elected at any such meeting, including the election of any director to fill any vacancy resulting from the death, resignation or replacement of any director or from any increase in the number of directors constituting the entire Board of Directors, shall be elected by the holders of Class A Stock and Class B Stock voting together as a single class, provided that, with respect to said election, the holders of Class A Stock shall have one-tenth (1/10 of 1) vote per share and holders of Class B Stock shall have one (1) vote per share.

              If, as of the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class B Stock is less than 100,000, all directors remaining to be elected at such meeting, after the holders of Class A Stock have exercised their rights set forth in paragraphs (3)(i)(A) and (3)(i)(D) hereof, including the election of any director to fill any vacancy resulting from the death, resignation or replacement of any director or from any increase in the number of directors constituting the entire Board of Directors, shall, subject to paragraph (3)(i)(G) below and subject to the rights of any series of Preferred Stock issued and outstanding on September 23, 1982, be elected by the holders of Class A Stock and Class B Stock voting together as a single class, provided that with respect to said election, the holders of Class A Stock shall have one-tenth (1/10) of one (1) vote per share and the holders of Class B Stock shall have one (1) vote per share.

              (G)  Notwithstanding anything in this paragraph (3) (i) to the contrary, the holders of Class A Stock shall have exclusive voting power on all matters, at any time when no shares of Class B Stock are issued and outstanding.

             (ii)  Except as expressly set forth in the resolution or resolutions of the Board of Directors creating any series of the Preferred Stock, the holders of any series of the Preferred Stock entitled to vote shall not vote separately as a class but shall vote on all matters as a single class, together with the holders of the Common Stock; provided, however, that in any such resolution creating any series of Preferred Stock after September 23, 1982, the Board of Directors may not limit the rights of the holders of Class A Stock set forth in paragraph (3) (i) (A) and (3) (i) (D) hereof.

        (4)   Conversion.    Each holder of record of Class B Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number of shares of or all of such holder's Class B Stock into fully paid and non-assessable Class A Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Stock for each share of Class B Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Stock surrendering such holder's certificate or certificates for the Class B Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Stock and stating the name or names in which such holder desires the certificate or certificates for such Class A Stock to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such surrender, and the person or persons entitled to receive the Class A Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Stock on that date.

        In the event that, following the initial distribution described in paragraph (2) (A) hereof and prior to the conversion of all shares of Class B Stock into Class A Stock, the corporation shall declare and pay a distribution of securities of the corporation respecting either class of its Common Stock without declaring and paying a proportionate distribution of securities of the corporation respecting the other class of its Common Stock, or any one class of Common Stock is changed into, exchanged for, or reclassified into a different number of shares of outstanding securities of the corporation, or any other corporation or entity, without such action being taken on a proportionate basis with respect to the other class of Common Stock, whether such distribution, change, exchange or reclassification occurs through a reorganization, recapitalization, stock dividend, stock split, combination of shares, merger, consolidation or otherwise, then the conversion rate specified above shall be appropriately and equitably adjusted to reflect such action.

        No fraction of a share of Class A Stock shall be issued on conversion of any Class B Stock but, in lieu thereof, the corporation shall pay in cash therefor the pro rata fair market value of any such fraction. Such fair market value shall be based, in the case of securities traded on a national securities exchange, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Class A Stock is traded or, if the Class A Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ System) or, in the case there is no public trading market for such securities, the fair market value on that day determined by a qualified independent appraisal expert in evaluating securities and appointed by the Board of Directors of the corporation. Any such determination of fair market value shall be final and binding on the corporation and on each holder of Class B Stock or Class A Stock.

Provisions Relating to Series A Preferred Stock

        RESOLVED by the Board of Directors of Methode Electronics, Inc., a Delaware corporation (the "Corporation"), that pursuant to authority expressly vested in it by the Certificate of Incorporation of the Corporation, there is created, and authorized for issuance, out of the authorized but unissued Preferred Stock of the Corporation ("Preferred Stock") a series of such stock consisting of Five Thousand (5,000) shares, $100 par value, and designated as "4% Cumulative Convertible Preferred Stock, Series A" ("Series A Preferred Stock"); and the voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Series A Preferred Stock shall be as follows:

1.    Dividend Rights.

        1.1   The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the annual rate of $4.00 per share, and no more, payable quarterly on the 10th business day of March, June, September and December in each year (each of such days being herein referred to as a "dividend date" and each of the periods commencing on the day after each dividend date or the date of original issue, as the case may be, and ending on the next succeeding dividend date being herein referred to as a "dividend period"). Such dividends shall commence to be payable on each share of Series A Preferred Stock on the dividend date next succeeding the date of original issue thereof, and shall accrue and be cumulative on each such share from such date of original issue. The amount of dividends accrued in respect of a dividend period of less than a full calendar quarter shall be computed on the basis of a 365 day year. Accumulations of dividends shall not bear interest.

        1.2   So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than (i) dividends payable in Common Stock or other stock junior to the Series A Preferred Stock both as to dividends and rights upon liquidation and (ii) cash in lieu of fractional shares in connection with any such dividends) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other stock junior to the Series A Preferred Stock as to dividends, unless

          (a)   there shall be no arrearages in dividends on the outstanding shares of Series A Preferred Stock for any past dividend period, and all cumulative dividends thereon shall have been paid, or declared and set apart for payment, in full for the current dividend period, and

          (b)   the Corporation shall not be in default on its obligation to redeem any of the shares of Series A Preferred Stock called for redemption.

        1.3   So long as any shares of the Series A Preferred Stock are outstanding, no shares of Common Stock or of any other stock junior to the Series A Preferred Stock either as to dividends or rights upon liquidation shall be purchased, redeemed or otherwise acquired by the Corporation (except in connection with (i) a reclassification or exchange of any such stock junior to the Series A Preferred Stock through the issuance of other stock junior to the Series A Preferred Stock both as to dividends and rights upon liquidation, or (ii) the purchase, redemption or other acquisition of any such stock junior to the Series A Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series A Preferred Stock both as to dividends and rights upon liquidation), nor shall any funds be set aside or made available for any purchase, retirement or sinking fund for the purchase or redemption of any stock junior to the Series A Preferred Stock either as to dividends or rights upon liquidation, unless

          (a)   there shall be no arrearages in dividends on the Series A Preferred Stock for any past dividend period; and

          (b)   the Corporation shall not be in default on its obligation to redeem any of the shares of Series A Preferred Stock called for redemption.

        1.4   If there are any arrearages in dividends for any past dividend period on the Series A Preferred Stock, or on any series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends, or if dividends shall not have been paid, or declared and set apart for payment, in full for the current dividend period on the Series A Preferred Stock, or on all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends to the extent that dividends on such other series of Preferred Stock are cumulative, any dividends paid or declared on the Series A Preferred Stock or on any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends shall be shared ratably by the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared dividends for the then current dividend period.

2.    Liquidation Rights.

        2.1   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as liquidation), the holders of the Series A Preferred Stock shall be entitled to receive an amount equal to the total of $100 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Series A Preferred Stock as to rights upon liquidation. Upon any liquidation of the Corporation, after payment shall have been made in full to the Series A Preferred Stock as provided in this Subsection, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series A Preferred Stock as to rights upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series A Preferred Stock shall not be entitled to share therein.

        2.2   If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Series A Preferred Stock and of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to rights upon liquidation, then the assets available for the distribution to holders of the Series A Preferred Stock and the holders of such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to rights upon liquidation shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock in proportion to full preferential amounts payable on their respective shares upon liquidation.

        2.3   A consolidation or merger of the Corporation with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation within the meaning of this Section 2.

3.    Optional Redemption.

        3.1   The Series A Preferred Stock shall be redeemable, at the option of the Corporation, by resolution of its Board of Directors in whole or in part, at any time on or after three years from date of issue, but not before, at a redemption price equal to the total of $100 per share, plus all dividends accrued and unpaid thereon to the date fixed for redemption (the total amount to be so paid being referred to herein as the "redemption price").

        3.2   Notice of each such redemption shall be mailed not less than 20 days nor more than 60 days prior to the date fixed for redemption to each holder of record of shares of the Series A Preferred Stock to be redeemed, at his address as the same may appear on the books of the Corporation. In case of a redemption of less than all the outstanding shares of Series A Preferred Stock, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. Except as otherwise provided in this Section 3, the Board of Directors shall have full power and authority to prescribe the manner in which the terms and conditions upon which the Series A Preferred Stock may be redeemed from time to time.

        3.3   If any such notice of redemption shall have been duly given, then on and after the date fixed for redemption in such notice of redemption (unless default shall be made by the Corporation in the payment of the redemption price pursuant to such notice), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate, and on such date, or on any prior date on which the redemption price shall be irrevocably deposited in trust or set apart for payment by the Corporation as provided in Subsection 3.4, all rights of the holders of the Series A Preferred Stock so called for redemption shall cease and terminate except (i) the right to receive the redemption price upon surrender of their certificates for Series A Preferred Stock for redemption, but without interest, and (ii) the rights of conversion created by Section 4 of these resolutions with respect to the Series A Preferred Stock, which rights of conversion shall terminate on the date specified in Subsection 4.1.

        3.4   If, nor more than 60 days prior to the redemption date specified in any notice of the redemption of any Series A Preferred Stock, the Corporation shall irrevocably deposit or set apart for payment funds sufficient to pay on the redemption date the aggregate redemption price of the shares of Series A Preferred Stock so called for redemption, then from and after the date of such deposit or setting apart all rights of the holders of the Series A Preferred Stock so called for redemption shall cease and terminate except as otherwise provided in Subsection 3.3. In the event of an irrevocable deposit as aforesaid, (i) any funds so deposited which are not required for any redemption because of the exercise of the right of conversion subsequent to the date of such deposit shall be returned to the Corporation forthwith; (ii) the Corporation shall be entitled to receive from the depositary, from time to time, the interest, if any, allowed on such funds so deposited with it, and the holders of the shares so redeemed shall have no claim to any interest; and (iii) any funds so deposited and remaining unclaimed at the end of six years from the redemption date shall at any time thereafter be repaid to the Corporation upon its request.

        3.5   The Corporation shall not be required to register a transfer of any share of Series A Preferred Stock (i) within fifteen days preceding a selection for redemption of shares of the Series A Preferred Stock or (ii) which has been selected for redemption.

        3.6   During the continuance of any arrearages in dividends for any past dividend period or a failure in fulfillment by the Corporation of any redemption obligation on the Series A Preferred Stock, except as otherwise permitted by Subsection 1.3, the Corporation shall not purchase or redeem any shares of Series A Preferred Stock, or of any shares of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends or rights upon liquidation, without the consent given in writing without a meeting or the affirmative vote given in person or by proxy at a meeting called for such purpose, by the holders of at least 66 2/3 per cent of all the shares of the Series A Preferred Stock and of stock of any other series of Preferred Stock then outstanding and ranking on a parity with the Series A Preferred Stock as to dividends on which there are arrearages of cumulative dividends for past dividend periods, voting together as a single class, provided that (i) the Corporation may retire shares of such series of Preferred Stock acquired by it prior to such arrearages in dividends or failure of payment and (ii) the Corporation may complete the purchase or redemption of shares of such series of Preferred Stock under any contract therefor which was entered into, or as contemplated in any notice of redemption which was entered into, or as contemplated in any notice of redemption which was initially mailed, prior to such arrearages in dividends or failure of payment.

4.    Conversion.

        4.1   The shares of Series A Preferred Stock shall be convertible, sixty days (60) after the original issuance thereof at the option of the holder into full paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion. In case of the call for redemption of any shares of the Series A Preferred Stock, such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the seventh full business day prior to the date fixed for redemption unless default shall be made in the payment of the redemption price. Notwithstanding the foregoing, if the last day for the exercise of the conversion right shall be a day on which banking institutions are authorized by law to close in any city in which a conversion agency is then maintained, then such conversion right may be exercised on the next succeeding day not a day on which banking institutions in such city are so authorized by law to close. No adjustment shall be made for dividends accumulated on any shares of Series A Preferred Stock so converted or for dividends on any Common Stock that shall be issuable on any such conversion.

        4.2   In order to exercise the conversion right, the holder of any Series A Preferred Stock to be converted shall surrender the certificate or certificates for the shares to be converted at an office or agency of the Corporation to be maintained by it for that purpose in Chicago, Illinois, and such other city or cities as the Corporation may determine ("conversion agency"), and shall give written notice to the Corporation at such conversion agency that the holder elects to convert such shares. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of stock which shall be issuable on such conversion shall be issued. Each certificate for Series A Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or his duly authorized attorney.

        4.3   As soon as practicable after the receipt of the certificate or certificates for the shares surrendered for conversion, accompanied by the notice required by Subsection 4.2, the Corporation shall issue and shall deliver at such conversion agency to the holder of the shares surrendered for conversion, or on his written order, a certificate or certificates for the number of full shares of stock issuable upon the conversion of such shares of Series A Preferred Stock. Such conversion shall be deemed to have been effected on the date on which the conversion agency shall have received the certificate or certificates for such shares of Series A Preferred Stock and such notice, and the conversion shall be at the conversion rate in effect on such date, and the person or persons in whose name or names any certificate or certificates for stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall not be deemed to constitute the person or persons in whose name or names the certificates for such stock are to be issued as the record holder or holders thereof for any purpose until the close of business on the next succeeding day on which such stock transfer books shall be open, but such conversion shall be at the conversion rate in effect on the date of such surrender.

        4.4   The Corporation shall not be required to issue fractional shares of stock or scrip upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable by the Corporation upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of stock would be deliverable upon the conversion of any shares of Series A Preferred Stock, in lieu of such delivery, the Corporation shall make a payment therefor in cash at the current market value thereof, computed on the basis of the last reported sale price regular way for shares of the stock on the principal national securities exchange on which such shares are listed or admitted to trading on the last business day before the conversion date or, if there was no reported sale on that date, the mean between the closing bid and asked prices regular way on that exchange on that date, or if such shares are not listed or admitted to trading on any national securities exchange, the mean between the closing bid and asked prices on that date as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose.

        4.5   The conversion rate, initially, shall be six (6) (i.e., each share of Series A Preferred Stock shall be convertible, initially, into six (6) shares of Common Stock), but such conversion rate shall be subject to adjustment from time to time as below set forth:

          (a)   In each case in which the Corporation shall (i) pay a dividend on its Common Stock in stock of the Corporation, (ii) subdivide its outstanding shares of Common Stock, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any shares of stock of the Corporation, the conversion rate shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive upon the conversion of such share that number of shares of stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this provision shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a dividend, and to the effective date in the case of a subdivision, combination or reclassification.

          (b)   Anything in this Subsection 4.5 to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the conversion rate unless it would require an increase or decrease of at least 3% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (c)   Whenever the conversion rate shall be adjusted as required be the provisions of this Subsection 4.5, the Corporation shall forthwith (i) file with each conversion agent a statement showing the adjusted conversion rate determined as provided in this Subsection 4.5 and setting forth in reasonable detail the facts requiring the adjustment of the conversion rate and the manner of computing such adjustment; and (ii) cause a notice setting forth the adjusted conversion rate to be mailed to each holder of Series A Preferred Stock, at his address appearing on the records of the Corporation.

        4.6   In case of any capital reorganization, reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or in case the Corporation shall be consolidated with, or merged with or into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in case of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right after such reorganization, reclassification, consolidation, merger or sale to convert such share into the kind and amount of shares of stock or other securities or property to which the Common Stock issuable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or sale. The instrument effecting or providing for such reorganization, reclassification, consolidation, merger or sale shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 and the provisions of this Subsection 4.6 shall similarly apply to successive reorganizations, consolidations, mergers or sales.

        4.7   If any date shall be fixed by the Corporation as the date as of which holders of Common Stock shall be entitled to receive any dividend or any distribution upon the Common Stock, other than a dividend payable in cash or in Common Stock or a distribution resulting from a subdivision of the Common Stock, or if the Corporation shall effect any reorganization, reclassification, consolidation, merger or sale of assets contemplated by Subsection 4.6, the Corporation shall cause notice thereof to be mailed to each conversion agency and to each record holder of Series A Preferred Stock, at his address appearing on the records of the Corporation, at least 20 days prior to the date as of which holders of Common Stock who shall participate in such dividend or distribution are to be determined, or the date as of which it is expected that holders of Common Stock who shall be entitled to exchange their Common Stock for the shares of stock or other securities or property deliverable, upon such reorganization, reclassification, consolidation, merger or sale of assets are to be determined. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, reorganization, reclassification, consolidation, merger or sale.

        4.8   The issue of stock certificates on conversions of Series A Preferred Stock shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

        4.9   The Corporation shall at all times provide, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, shares into which the outstanding shares of Series A Preferred Stock are then convertible sufficient to provide for the conversion thereof.

5.    Status of Series A Preferred Stock Reacquired by Corporation.

        Shares of Series A Preferred Stock redeemed, purchased, converted into or exchanged for shares of any other stock or otherwise acquired by the Corporation after initial issuance thereof shall, upon the filing of any certificate as may be provided by law, be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series. In the absence of such filing, shares of Series A Preferred Stock so acquired shall be deemed to be treasury shares (issued but not outstanding) of Series A Preferred Stock, but may not be resold or otherwise disposed of by the Corporation.

6.    Voting Rights.

        The holders of shares of Series A Preferred Stock shall be entitled to two votes for each share upon all matters upon which stockholders have the right to vote, and such votes shall be counted together with those of any other shares of stock of the Corporation having general voting powers and not separately as a class or group, except as otherwise provided by law or by the Certificate of Incorporation or by this resolution; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to six votes for each share upon all matters which stockholders have a right to vote to be counted as aforesaid, in the event, but only so long as any quarterly dividend shall not have been paid or declared and set apart for payment on the Series A Preferred Stock. Such increased voting rights for said Series A Preferred Stock shall exist until all arrearages and dividends in full for the current dividend period shall have been paid, or declared and set apart for payment, whereupon all increased voting rights for the Series A Preferred Stock hereunder shall be divested and the holders of said Series A Preferred Stock shall thereafter be entitled to two votes for each share as aforesaid (subject, however, to being at anytime or from time to time similarly revived to six votes as aforesaid if any quarterly dividend shall not have been paid or declared and set apart for payment as hereinabove provided).

7.    Restrictions on Certain Action Affecting Series A Preferred Stock.

        7.1   The Corporation will not (i) establish any other series of Preferred Stock ranking prior to, or authorize any other class of stock ranking prior to or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank prior to, the Series A Preferred Stock, either as to dividends or rights upon liquidation, or increase the authorized number of shares of any such other class or series of stock, or (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation, or of these resolutions, so as to affect adversely the preferences, special rights or powers of the holders of the Series A Preferred Stock, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for such purpose, by the holders of at least 66 2/3 percent of the total of the then outstanding shares of Series A Preferred Stock and the then outstanding shares of any other series of Preferred Stock entitled to vote in such manner, considered as a single class without regard to series.

        7.2   Nothing contained in Subsection 7.1 shall require any vote or consent of the holders of the Series A Preferred Stock in connection with the issuance of any one or more series of Preferred Stock ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends and rights upon liquidation, or an increase or decrease in the authorized number of shares of any such series (including the Series A Preferred Stock).

8.    Definitions Applicable to Resolutions.

        8.1   The term "arrearage," whenever used in connection with dividends on any share of Series A Preferred Stock of the Corporation, shall refer to the condition that exists as to dividends, on such share which shall not have been paid or declared and set apart for payment to the date or for the period indicated.

        8.2   The term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation at the date of adoption of these resolutions, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of change in par value, or from par value to no par value, or from no par value to par value.

        8.3   Stock shall be deemed to be junior to any other stock which has a preference over it either in the payment of dividends or rights upon liquidation (i.e., in the distribution of assets upon liquidation).

        8.4   The term "parity" shall mean equal in priority, whether or not equal in amount.

        8.5   The phrase "set apart for payment" shall not be construed to require deposit of funds in trust or in any special account, but shall merely mean that out of the funds lawfully available for payment, a sum sufficient for the payment shall be reserved by appropriate notation on the books of the Corporation.

        FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

        SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
Robert C. Keck	Chicago, Illinois
Theodore W. Grippo	Chicago, Illinois
Mary Novosad	Chicago, Illinois

        SEVENTH. The corporation is to have perpetual existence.

        EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH. Subject to the provisions of the General Corporation Law of the State of Delaware, the number of the directors of the corporation shall be determined as provided in the by-laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

        To make, alter or repeal the by-laws of the corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

        To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

        When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders, meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

        TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

        TWELFTH. (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

        (b)    Right to Advancement of Expenses.    The right to indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        (c)    Right of Indemnitee to Bring Suit.    The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement or expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

        (d)    Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (e)    Insurance.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        THIRTEENTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        FOURTEENTH. Notwithstanding Article NINTH, in the event that the holders of the Common Stock of the corporation are entitled to vote on a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease, or exchange substantially all of its assets and property, to or with the corporation, and as a result of such transaction, the corporation will not be either (i) the surviving corporation, (ii) the parent corporation or (iii) in continued existence, the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the Corporation entitled to vote thereon, voting together as one (1) class, shall be required for the approval of any such action; provided, however, that the foregoing shall not apply to any such merger, consolidation or such sale, lease or exchange of assets and property which is approved by resolutions of the Board of Directors of the corporation.

        For the purpose hereof, a "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the corporation pursuant to any stock purchase, ownership, or employee benefit plan of the corporation) business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business, entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Person. "Control" shall mean the possession, directly, or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        This Article FOURTEENTH may not be amended, nor may it be repealed in whole or in part, unless authorized by the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the corporation entitled to vote thereon, voting together as one (1) class.

        Nothing herein shall affect the voting rights of the holders of Preferred Stock of the Corporation issued and outstanding as of September 23, 1982.

        FIFTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, said METHODE ELECTRONICS, INC. has caused this certificate to be signed by William J. McGinley, its Chairman, and James W. Ashley, Jr., its Secretary, this 20th day of March, 1996

METHODE ELECTRONICS, INC.
	By:	/s/ WILLIAM J. MCGINLEY Chairman
ATTEST:
/s/ JAMES W. ASHLEY, JR. Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
METHODE ELECTRONICS, INC.

        Methode Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

          RESOLVED, that the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation be amended to read as set forth below:

            FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 105,050,000 shares of which 50,000 shares of the par value of $100.00 per share are to be Preferred Stock (hereinafter called "Preferred Stock"), 100,000,000 shares of the par value of $0.50 per share to be Class A Common Stock (hereinafter sometimes called "Class A Stock") and 5,000,000 shares of the par value of $0.50 per share are to be Class B Common Stock (hereinafter sometimes called "Class B Stock"). (The Class A Stock and the Class B Stock are sometimes hereinafter collectively called "Common Stock").

        SECOND: That on September 14, 1999, pursuant to resolution of the Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Methode Electronics, Inc. has caused this certificate to be signed by James W. Ashley, Jr., its Secretary this 15th day of September, 1999.

METHODE ELECTRONICS, INC.
By:	/s/ JAMES W. ASHLEY, JR. Secretary

QuickLinks

  Exhibit 99(a)
RESTATED CERTIFICATE OF INCORPORATION of METHODE ELECTRONICS, INC.
PART A
PART B
PART C
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF METHODE ELECTRONICS, INC.